UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 12, 2008

WorldGate Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue

Trevose, Pennsylvania 19053

 (Address of Principal Executive Offices) (Zip Code)

(215) 354-5100

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sale of Equity Securities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2008, WorldGate Communications, Inc. (the “Company”) issued two press releases announcing (i) a strategic investment by WGI Investors, LLC (“WGI”) as well as the purchase by WGI of the debentures previously held by YA Global, and (ii) an arrangement between the Company and a subsidiary of ACN, Inc (“ACN”) which will provide for the sale of the registrant’s video phones to ACN.  A copy of each of the press releases is filed as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated herein by reference.

Under the terms of the December 12, 2008 agreement, WGI, which is a private investment fund whose ownership includes the owners of ACN, and the Company agreed that the Company will issue WGI approximately 203 million shares of the Company’s common stock in exchange for a cash investment of $1,450,000 and the cancellation of debentures held by WGI under which approximately $5 million in principal and interest is currently outstanding. The stock will be issued pursuant to an exemption from registration under section 4(2) of the Securities Act of 1933, as amended.  The sale of these securities is subject to shareholder approval and the execution of certain commercial agreements between the Company and ACN described below.  The proceeds from the placement will be used for working capital.  Under the terms of the agreement with WGI, six of the seven current members of the board of directors will tender their resignations at closing and WGI will be entitled to appoint up to four of the seven members of the WorldGate board of directors, the Company will maintain the right to appoint one of the seven, and two independent directors will also be named.

In addition, ACN and the Company have agreed to enter into a commercial relationship providing for the Company to design and sell videophones to ACN.  Pursuant to this relationship ACN will commit to purchase 300,000 video phones over a two year period, providing potential revenue to the Company in excess of $50 million.  ACN and the Company will also work together to develop a unique videophone that is particularly suited to ACN’s applications.  As part of this arrangement $1,200,000 in working capital will be made available to the Company.  In addition ACN will be granted a warrant to purchase up to approximately 38 million shares of WorldGate’s common stock, depending upon the number of video phones it actually purchases from the Company.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated December 12, 2008
99.2	Press release dated December 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC. (Registrant)

Date: December 15, 2008	By:	/s/ Randall J. Gort
Randall J. Gort CLO and Secretary